UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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General Communication, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M14816-P72404 Meeting Information Meeting Type: Annual For holders as of: May 4, 2009 Date: June 29, 2009 Time: 6:00 p.m., ADT Location: You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. GENERAL COMMUNICATION, INC. *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Anchorage Hilton Hotel 500 West 3rd Avenue Anchorage, Alaska GENERAL COMMUNICATION, INC. 2550 DENALI STREET SUITE 1000 ANCHORAGE, AK 99503

M14817-P72404 Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods Vote In Person: At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before June15, 2009. How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Voting Items (2) To approve an amendment to our Amended and Restated 1986 Stock Option Plan specifically permitting a one-time offer of exchange of certain options, granted under the plan to certain of the officers and employees of the Company and other persons, for grants of certain stock awards under the plan — The board recommends a vote FOR this item (2): (3) To transact in the proxy holder's discretion such other business as may come before the Annual Meeting, including the approval (but not the ratification) of the minutes of the June 23, 2008 annual meeting of shareholders of the Company and other matters as described in the Proxy Statement. As of the record date, the Company's board was unaware of any other business to be addressed at the meeting other than the approval of those minutes. The Board recommends a vote FOR the listed nominees: (1) Election of Directors – To elect three directors, each for a three-year term, as part of Class II of our eight member classified board of directors and to elect one director to complete the remaining two years of the three-year term in Class I of that board, as identified in this Proxy Card. Nominees: Stephen M. Brett Ronald A. Duncan Stephen R. Mooney Class II: Mark W. Kroloff Class I: M14818-P72404

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